UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

NEXTPHASE WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27339	88-0343832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of principal executive offices) (Zip Code)

(800) 748-5548
(Registrant’s telephone number, including area code)

_______________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 4, 2008, Mr. Robert Ford resigned as the Registrant’s Chief Executive Officer.  Mr. Ford had been on a voluntary leave of absence.

(c)(1) On September 4, 2008, Thomas Hemingway was elected Chief Executive Officer of the Registrant.

(c)(2)  The Registrant incorporates by this reference the information concerning Mr. Hemingway that is set forth in Item 9 and Item 12 of the Registrant's Form 10-K filed on July 15, 2008.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On September 5, 2008, the Registrant entered into a term sheet with holders of approximately $5 million of the Registrant's previously outstanding indebtedness.  The term sheet calls for the Registrant to designate a series of shares of its authorized and previously unissued preferred stock and to issue such shares to the creditors in exchange for the surrender and cancellation of existing indebtedness of the Registrant held by such creditors. Such transaction is subject to negotiation and consummation of definitive agreements.

The creditors intend to exchange $5,000,000 of indebtedness for Series A Preferred Stock. One investor will invest $500,000 of cash for Series A Preferred Stock. The Series A Preferred Stock shall not have redemption rights. The Series A Preferred Stock will bear a dividend at the rate of 7% per year; however, the dividend will not be payable and will accumulate and become payable only when the shares are converted to Common Stock or if the Registrant is liquidated. The Series A Preferred Stock and accrued dividends will be convertible into the Registrant's Common Stock at the rate of $1.00 per share. The liquidation preference of the Series A Preferred Stock will be $5,500,000 plus accrued and unpaid dividends. After three years, the holders of Series A Preferred Stock shall have the right to elect the majority of directors of the Registrant unless the Registrant shall have completed a public offering at a price of at least $2.00 per share and with proceeds to the Registrant of at least $5,000,000. The holders of Series A Preferred Stock will also have registration and information rights.

The preferred shares will not be registered under the Securities Act of 1933, pursuant to exemptions from the registration requirement. The Registrant believes such exchange will be exempt from registration in accordance with Section 4(2) of the Securities Act and Regulation D Rule 506.

This report is not an offer of securities. The transaction described in this report is being negotiated privately. The shares issuable in such transaction may not be resold absent registration under the Securities Act or an applicable exemption from those registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTPHASE WIRELESS, INC.
(Registrant)
Date: September 9, 2008

/s/ THOMAS HEMINGWAY
Thomas Hemingway
Chairman, Chief Executive Officer, and Chief Financial Officer